                            SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a) of
                      the Securities Exchange Act of 1934

    Filed by the Registrant /X/
    Filed by a Party other than the Registrant / /

    Check the appropriate box:
    /X/  Preliminary Proxy Statement
    / / Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
    / /  Definitive Proxy Statement
    / /  Definitive Additional Materials
    / / Soliciting Material Pursuant to Section 240.14a--11(c) or Section 240.14a-12

                                 CARDIOTHORACIC SYSTEMS, INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

/X/  No fee required.
/ /  Fee computed on table below per Exchange Act Rules 14a-6(i)(1)
     and 0-11.
     (1) Title of each class of securities to which transaction applies:
         -----------------------------------------------------------------------
     (2) Aggregate number of securities to which transaction applies:
         -----------------------------------------------------------------------
     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
         -----------------------------------------------------------------------
     (4) Proposed maximum aggregate value of transaction:
         -----------------------------------------------------------------------
     (5) Total fee paid:
         -----------------------------------------------------------------------
/ /  Fee paid previously with preliminary materials.
/ / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
     (1) Amount Previously Paid:
         -----------------------------------------------------------------------
     (2) Form, Schedule or Registration Statement No.:
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     (4) Date Filed:
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
                          CARDIOTHORACIC SYSTEMS, INC.

                                ----------------

                   NOTICE OF SPECIAL MEETING OF STOCKHOLDERS

                         TO BE HELD ON OCTOBER 29, 1998

                            ------------------------

TO THE STOCKHOLDERS:

    NOTICE IS HEREBY GIVEN that the Special Meeting of Stockholders of CARDIOTHORACIC SYSTEMS, INC., a Delaware corporation (the "Company") will be held on Thursday, October 29, 1998, at 9:00 a.m., local time, at the Company's principal executive offices, 10600 N. Tantau Ave., Cupertino, California 95014 for the following purposes (as more fully described in the Proxy Statement accompanying this Notice):

    1.  To approve (i) the adoption of the 1998 Employee Stock Purchase Plan,
       (ii) the reservation of 250,000 shares of Common Stock for sale thereunder and (iii) an annual increase in the number of shares of Common Stock reserved for sale thereunder by the lesser of 250,000 shares or 1.5% of the outstanding shares of Common Stock.

    2. To transact such other business as may properly come before the Special Meeting, including any motion to adjourn to a later date to permit further solicitation of proxies if necessary, or before any adjournments thereof.

    The foregoing items of business are more fully described in the Proxy Statement accompanying this Notice. Only stockholders of record at the close of business on September 11, 1998 are entitled to notice of and to vote at the Special Meeting. All stockholders are cordially invited to attend the meeting. However, to ensure your representation at the meeting, you are urged to mark, sign, date and return the enclosed proxy as promptly as possible in the postage-prepaid envelope enclosed for that purpose. If you attend the meeting, you may vote in person, even if you return a proxy.

                                          FOR THE BOARD OF DIRECTORS

                                          Richard M. Ferrari

                                          PRESIDENT AND CHIEF EXECUTIVE OFFICER

Cupertino, California
September 23, 1998

                                    IMPORTANT
WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, PLEASE COMPLETE AND PROMPTLY RETURN THE ENCLOSED PROXY IN THE ENVELOPE PROVIDED. IF YOU ATTEND THE MEETING, YOU MAY VOTE IN PERSON, EVEN IF YOU RETURN A PROXY.

                          CARDIOTHORACIC SYSTEMS, INC.

                                ----------------

                              PROXY STATEMENT FOR
                      1998 SPECIAL MEETING OF STOCKHOLDERS
                                OCTOBER 29, 1998

                            ------------------------

              INFORMATION CONCERNING VOTING AND PROXY SOLICITATION

GENERAL

    The enclosed proxy is solicited on behalf of the Board of Directors of CardioThoracic Systems, Inc. ("CardioThoracic Systems" or the "Company") for use at the Special Meeting of Stockholders to be held on Thursday, October 29, 1998 at 9:00 a.m., local time, or at any adjournment thereof. The Special Meeting will be held at the Company's principal executive offices, 10600 N. Tantau Ave., Cupertino, California 95014. The telephone number at the meeting location is
(408) 342-1700.

    These proxy solicitation materials were first mailed on or about September 23, 1998, to all stockholders entitled to vote at the Special Meeting.

RECORD DATE AND VOTING SECURITIES

    Stockholders of record at the close of business on September 11, 1998 (the "Record Date") are entitled to notice of and to vote at the Special Meeting. At
the Record Date,          shares of the Company's Common Stock, $.001 par value
per share (the "Common Stock"), were issued and outstanding and held of record
by approximately    stockholders.

REVOCABILITY OF PROXIES

    Any proxy given pursuant to this solicitation may be revoked by the person giving it at any time before its use by delivering to the Secretary of the Company a written notice of revocation or a duly executed proxy bearing a later date or by attending the meeting and voting in person. Attending the Special Meeting in and of itself may not constitute a revocation of a proxy.

VOTING AND SOLICITATION

    Each stockholder is entitled to one vote for each share held as of the Record Date.

    The cost of soliciting proxies will be borne by the Company. The Company expects to reimburse brokerage firms and other persons representing beneficial owners of shares for their expenses incurred in forwarding solicitation material to such beneficial owners. Proxies may be solicited by certain of the Company's directors, officers and regular employees, without additional compensation, in person or by telephone or facsimile. The Company may retain a proxy solicitation firm to aid in soliciting proxies from its stockholders. The fees of such firm are estimated not to exceed $5,000, plus reimbursement of expenses.

QUORUM; ABSTENTIONS; BROKER NON-VOTES

    Votes cast by proxy or in person at the Special Meeting will be tabulated by the Inspector of Elections (the "Inspector") with the assistance of the Company's Transfer Agent. The Inspector will also determine whether or not a quorum is present. Except in certain specific circumstances, the affirmative vote of a majority of shares present in person or represented by proxy at a duly held meeting at which a quorum is present is required under Delaware law for approval of proposals presented to stockholders. In general,

Delaware law also provides that a quorum consists of a majority of shares which are entitled to vote and which are present or represented by proxy at the meeting.

    The Inspector will treat shares that are voted "WITHHELD" or "ABSTAIN" as being present and entitled to vote for purposes of determining the presence of a quorum but will not be treated as votes in favor of or opposed to approving any matter submitted to the stockholders for a vote. Any proxy which is returned using the form of proxy enclosed and which is not marked as to a particular item will be voted for approval of the adoption of the 1998 Employee Stock Purchase Plan, the reservation of 250,000 shares of Common Stock for sale thereunder, and the annual increase in the number of shares of Common Stock reserved for sale thereunder and, as the proxy holders deem advisable, on other matters that may come before the meeting, as the case may be, with respect to the items not marked.

    If a broker indicates on the enclosed proxy or its substitute that it does not have discretionary authority as to certain shares to vote on a particular matter ("Broker Non-Votes"), those shares will not be considered as present with respect to that matter. The Company believes that the tabulation procedures to be followed by the Inspector are consistent with the general statutory requirements in Delaware concerning voting of shares and determination of a quorum.

DEADLINE FOR RECEIPT OF STOCKHOLDER PROPOSALS TO BE PRESENTED AT 1999 SPECIAL
  MEETING

    Proposals that are intended to be presented by stockholders of the Company at the 1999 Annual Meeting of Stockholders and that are intended to be considered for inclusion in the proxy statement and form of proxy relating to that meeting must be received by the Company no later than December 10, 1998. Proposals that are intended to be presented by stockholders of the Company at the 1999 Annual Meeting of Stockholders, even if they are not intended to be considered for inclusion in the proxy statement and form of proxy relating to that meeting, must also be received by the Company no later than December 10, 1998.

SHARE OWNERSHIP OF DIRECTORS, OFFICERS AND CERTAIN BENEFICIAL OWNERS

    The following table sets forth certain information known to the Company with respect to the beneficial ownership of the Common Stock of the Company as of August 21, 1998, by: (i) each person who is known to the Company to beneficially own more than five percent of the outstanding shares of its Common Stock; (ii) each director; (iii) each officer named in the Summary Compensation Table below; and (iv) all directors and executive officers as a group. Unless otherwise indicated, officers and directors can be reached at the Company's principal executive offices. A total of 13,934,216 shares of the Company's Common Stock were issued and outstanding as of August 21, 1998.

                                                                  SHARES
                                                                BENEFICIALLY     APPROXIMATE
NAME AND ADDRESS OF BENEFICIAL OWNER(1)                          OWNED(1)    PERCENT OF TOTAL(2)
--------------------------------------------------------------  -----------  --------------------
New Enterprise Associates VI, Limited Partnership ............     873,500             6.3%
  2490 Sand Hill Road
  Menlo Park, CA 94025

Morgenthaler Venture Partners IV .............................     840,000             6.0
  2730 Sand Hill Road
  Suite 280
  Menlo Park, CA 94025

Robert C. Bellas, Jr.(3)......................................     844,875             6.1

Richard M. Ferrari............................................     945,041             6.8

Thomas J. Fogarty, M.D.(4)....................................     151,338             1.1

Jack W. Lasersohn(5)..........................................     686,875             4.9

                                                                  SHARES
                                                                BENEFICIALLY     APPROXIMATE
NAME AND ADDRESS OF BENEFICIAL OWNER(1)                          OWNED(1)    PERCENT OF TOTAL(2)
--------------------------------------------------------------  -----------  --------------------
Thomas C. McConnell(6)........................................     878,375             6.3

Charles S. Taylor.............................................     948,152             6.8

Philip M. Young(7)............................................      22,032            *

Michael J. Billig(8)..........................................     102,591            *

Jeffrey G. Gold(9)............................................      64,036            *

Steve M. Van Dick(10).........................................      94,162            *

Geoffrey Dillon(11)...........................................      22,500            *

Richard Lotti.................................................       1,200            *

All directors, nominees and executive officers as a group (12
  persons)(12)................................................   6,474,677            46.0

------------------------

   * Less than 1%.

 (1) Except as otherwise indicated in the footnotes to this table and pursuant to applicable community property laws, the persons named in the table have sole voting and investment power with respect to all shares of Common Stock.

 (2) Applicable percentage ownership is based on 13,934,216 shares of Common Stock outstanding as of August 21, 1998, together with applicable options for such stockholder. Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission, based on factors including voting and investment power with respect to shares. Shares of Common Stock subject to options currently exercisable, or exercisable within 60 days after August 21, 1998, are deemed outstanding for computing the percentage ownership of the person holding such options, but are not deemed outstanding for computing the percentage ownership of any other person.

 (3) Consists of 840,000 shares held by Morgenthaler Venture Partners IV and 4,875 shares issuable upon exercise of options exercisable within 60 days after August 21, 1998. Mr. Bellas, a director of the Company, is a general partner of Morgenthaler Venture Partners IV. Mr. Bellas shares voting or investment control over the shares held by Morgenthaler Venture Partners IV.

 (4) Consists of 45,919 shares held by Three Arch Partners, L.P., 10,331 shares held by Three Arch Associates, L.P., 90,213 shares held by the Thomas Fogarty Separate Property Trust (some of which remain subject to repurchase by the Company), and 4,875 shares issuable upon exercise of options exercisable within 60 days after August 21, 1998. Thomas J. Fogarty, M.D. is a director of the Company and a general partner of Three Arch Partners, L.P. and Three Arch Associates, L.P. Dr. Fogarty disclaims beneficial ownership of the shares held by such entities except to the extent of his proportionate partnership interest therein.

 (5) Consists of 577,000 shares held by Vertical Fund Associates L.P., 105,000 shares held by Vertical Life Sciences L.P. and 4,875 shares issuable upon exercise of options exercisable within 60 days after August 21, 1998. Jack
     W. Lasersohn is a director of the Company, a managing director of the Vertical Group G.P., the general partner of Vertical Fund Associates L.P., and the general partner of Vertical Life Sciences L.P. Mr. Lasersohn disclaims beneficial ownership of the shares held by Vertical Fund Associates L.P. and Vertical Life Sciences L.P., except to the extent of his proportionate partnership interest therein.

 (6) Consists of 873,500 shares held by New Enterprise Associates VI, Limited Partnership, and 4,875 shares issuable upon exercise of options exercisable within 60 days after August 21, 1998. Thomas C. McConnell is a director of the Company and a general partner of New Enterprise Associates VI, Limited Partnership. Mr. McConnell disclaims beneficial ownership of the shares held by New

     Enterprise Associates VI, Limited Partnership except to the extent of his proportionate partnership interest therein.

 (7) Includes 4,875 shares issuable upon exercise of options exercisable within 60 days after August 21, 1998.

 (8) Includes 5,105 shares issuable upon exercise of options exercisable within 60 days after August 21, 1998.

 (9) Includes 55,703 shares issuable upon exercise of options exercisable within 60 days after August 21, 1998.

 (10) Includes 82,031 shares issuable upon exercise of options exercisable within 60 days after August 21, 1998.

 (11) Consists of 22,500 shares issuable upon exercise of options exercisable within 60 days after August 21, 1998.

 (12) Includes 189,714 shares issuable upon exercise of options exercisable within 60 days after August 21, 1998.

                                  PROPOSAL ONE

                 ADOPTION OF 1998 EMPLOYEE STOCK PURCHASE PLAN

    At the Special Meeting, the stockholders are being asked to approve (i) the adoption of the Company's 1998 Employee Stock Purchase Plan (the "Purchase Plan"), (ii) the initial reservation of 250,000 shares for sale thereunder and
(iii) an annual increase in the number of shares reserved for sale thereunder by the lesser of 250,000 or 1.5% the Company's total outstanding capital stock on October 1 of each year. The adoption of the Purchase Plan was approved by the Board of Directors in July 1998.

    The purpose of the Purchase Plan is to provide employees of the Company with an opportunity to purchase Common Stock of the Company through accumulated payroll deductions. The Company believes that stock ownership is one of the prime methods of attracting and retaining key personnel responsible for the continued development and growth of the Company's business. In addition, an employee stock purchase plan is considered a competitive necessity in the high technology industries.

    In connection with its initial public offering in 1996, the Company implemented the 1996 Employee Stock Purchase Plan (the "1996 Plan"). The 1996 Plan provided for 24-month offering periods divided into six-month purchase periods. Due to the volatility of the market price for the Company's Common Stock in 1997, the number of shares of Common Stock to be purchased by participants in the 1996 Plan may exceed the total number of shares of Common Stock reserved for sale under the 1996 Plan. In the event of such a shortfall, pursuant to the terms of the 1996 Plan, the Board of Directors would terminate the open offering periods in October 1998 and suspend the start of any future offering periods of the 1996 Plan. The reserved shares in the 1996 Plan would be allocated on a pro rata basis to the 1996 Plan participants if and when the offering periods are terminated in October 1998. Due to the Company's experience with the 1996 Plan, the Purchase Plan differs from the 1996 Plan in that the number of shares reserved for issuance thereunder will be refreshed annually (without further action by the stockholders) by the lesser of 250,000 shares or 1.5% of the Company's outstanding capital stock on October 1 of each year. The Company believes that these differences will make a pro rata distribution under the Purchase Plan less likely.

RECENT ACCOUNTING PRONOUNCEMENT

    A recent interpretation of generally accepted accounting principles requires the Company to record a charge to earnings if certain conditions apply to an employee stock purchase plan. This interpretation was announced in September 1997 in the consensus issued by the Emerging Issues Task Force entitled Accounting for Increased Share Authorizations in an IRS Section 423 Employee Stock Purchase Plan under APB Opinion No. 25, Accounting for Stock Issued to Employees (Issue No. 97-12) ("EITF 97-12"). Generally, if (i) at the beginning of an offering period, the shares reserved for issuance under an employee stock purchase plan are insufficient to cover all shares issuable throughout the offering period, (ii) stockholders subsequently approve additional shares allocable to an offering period which commenced prior to the stockholder approval date and (iii) the fair market value of the stock subject to the plan on the subsequent stockholder approval date is higher than the fair market value on the date when the offering period commenced, then the Company will be required to record a charge to earnings to reflect the theoretical compensatory element of the difference in fair market value.

    Under prior practice, the Company typically would seek stockholder approval for additional shares when the shares remaining under the 1996 Plan appeared insufficient for the ensuing 12-month time frame. However, the 1996 Plan provided for 24-month offering periods consisting of four six-month purchase periods and a new offering period began every six months (see "--Participation in an Offering"). Applied to this structure, the treatment specified by EITF 97-12 would have required that, in order to avoid a potential earnings charge, the number of shares reserved for issuance under the 1996 Plan or the Purchase Plan must never be permitted to decline below a level required to maintain at least 24 months of projected purchases.

    Two variables that may affect the amount of an earnings charge required under EITF 97-12 are substantial hiring rates, which affect new enrollments to the plan, and volatility over time in the market value of the Company's Common Stock. In order to minimize the possibility or extent of non-cash earnings charges required by EITF 97-12 in the future and, in particular, to avoid a charge relating to the offering period scheduled to commence in November 1998, the Board of Directors would, as described above, terminate the 1996 Plan. However, because the Board of Directors believes that employee stock purchase plans provide valuable incentives to employees, the Board has adopted the Purchase Plan. The Purchase Plan is designed to decrease the future dilutive impact of employee stock purchases through Company sponsored plans. Like the 1996 Plan, the Purchase Plan provides for 24-month offering periods, but the Purchase Plan also contains the automatic refresh provision described above in order to minimize the likelihood of future earnings charges relating to EITF 97-12. The number of shares reserved for issuance under the Purchase Plan would be increased automatically each year on October 1, beginning on October 1, 1999, by an amount equal to the lesser of (i) 250,000 shares and (ii) 1.5% of the outstanding shares of the Company on October 1 of that year. Because the Board of Directors has the authority to amend the Purchase Plan, the Board of Directors may authorize a lesser amount in any year. If the adoption of the Purchase Plan is approved, the maximum number of shares which could be issued under the Purchase Plan over its ten-year term would be 2,500,000 shares.

VOTE REQUIRED

    The affirmative vote of a majority of the Votes Cast will be required by law to approve the adoption of the Purchase Plan. For this purpose, the "Votes Cast" are defined to be the shares of the Company's Common Stock represented and voting at the Annual Meeting. In addition, the affirmative votes must constitute at least a majority of the required quorum, which quorum is a majority of the shares outstanding at the Record Date. Votes that are cast against the proposal will be counted for purposes of determining both (i) the presence or absence of a quorum and (ii) the total number of Votes Cast with respect to the proposal. Abstentions will be counted for purposes of determining both (i) the presence or absence of a quorum for the transaction of business and (ii) the total number of Votes Cast with respect to the proposal. Accordingly, abstentions will have the same effect as a vote against the proposal. Broker Non-Votes will be counted for purposes of determining the presence or absence of a quorum for the transaction of business, but will not be counted for purposes of determining the number of Votes Cast with respect to this proposal.

    THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE ADOPTION OF THE PURCHASE PLAN.

The essential terms of the Purchase Plan, as amended, are summarized as follows:

SUMMARY OF THE PURCHASE PLAN

    GENERAL. The purpose of the Purchase Plan is to provide employees with an opportunity to purchase Common Stock of the Company through payroll deductions.

    ADMINISTRATION. The Purchase Plan may be administered by the Board of Directors or a committee appointed by the Board of Directors. All questions of interpretation or application of the Purchase Plan are determined by the Board of Directors or its appointed committee, and its decisions are final, conclusive and binding upon all participants.

    ELIGIBILITY. Each employee of the Company (including officers), whose customary employment with the Company is at least 20 hours per week and more than five months in any calendar year, is eligible to participate in an Offering Period (as defined below); provided, however, that no employee shall be granted an option under the Purchase Plan (i) to the extent that, immediately after the grant, such employee would own five percent of either the voting power or value of the stock of the Company, or (ii) to the extent that his or her rights to purchase stock under all employee stock purchase plans of the Company accrues at a rate which exceeds $25,000 worth of stock (determined at the fair market value of the shares at the time such option is granted) for each calendar year. Eligible employees become participants in the Purchase Plan by filing with the Company a subscription agreement authorizing payroll deductions prior to the beginning of each Offering Period unless a later time for filing the subscription agreement has been set by the Board.

    PARTICIPATION IN AN OFFERING. The Purchase Plan is implemented by consecutive overlapping offering periods lasting for 24 months (an "Offering Period"), with a new Offering Period commencing on May 1 and November 1 of each year. Common Stock may be purchased under the Purchase Plan every six months (a "Purchase Period"), unless the participant withdraws or terminates employment earlier. To the extent the fair market value of the Common Stock on any exercise date in an Offering Period is lower than the fair market value of the Common Stock on the first day of the Offering Period, then all participants in such Offering Period will be automatically withdrawn from such Offering Period immediately after the exercise of their options on such exercise date and automatically re-enrolled in the immediately following Offering Period as of the first day thereof. The Board of Directors may change the duration of the Purchase Periods or the length or date of commencement of an Offering Period. To participate in the Purchase Plan, each eligible employee must authorize payroll deductions pursuant to the Purchase Plan. Such payroll deductions may not exceed 10% of a participant's compensation. Compensation is defined as base straight time gross earnings, sales commissions, bonuses, incentive compensation and payments for overtime and shift premiums. Once an employee becomes a participant in the Purchase Plan, the employee will automatically participate in each successive Offering Period until such time as the employee withdraws from the Purchase Plan or the employee's employment with the Company terminates. At the beginning of each Offering Period, each participant is automatically granted options to purchase shares of the Company's Common Stock. The option expires at the end of the Purchase Period or upon termination of employment, whichever is earlier, but is exercised at the end of each Purchase Period to the extent of the payroll deductions accumulated during such Purchase Period. The number of shares subject to the option may not exceed 5,000 shares of the Company's Common Stock in each Purchase Period.

    PURCHASE PRICE, SHARES PURCHASED. Shares of Common Stock may be purchased under the Purchase Plan at a price not less than 85% of the lesser of the fair market value of the Common Stock on (i) the first day of the Offering Period or
(ii) the last day of Purchase Period. The "fair market value" of the Common Stock on any relevant date will be the closing price per share as reported on The Nasdaq National Market (or the mean of the closing bid and asked prices, if no sales were reported) as quoted on such exchange or reported in The Wall Street Journal. The number of shares of Common Stock a participant purchases in each Purchase Period is determined by dividing the total amount of payroll deductions withheld from the participant's compensation during that Purchase Period by the Purchase Price.

    TERMINATION OF EMPLOYMENT. Termination of a participant's employment for any reason, including disability or death, or the failure of the participant to remain in the continuous scheduled employ of the Company for at least 20 hours per week, cancels his or her option and participation in the Purchase Plan immediately. In such event, the payroll deductions credited to the participant's account will be returned to him or her or, in the case of death, to the person or persons entitled thereto as provided in the Purchase Plan.

    ADJUSTMENT UPON CHANGE IN CAPITALIZATION. In the event that the stock of the Company is changed by reason of any stock split, reverse stock split, stock dividend, combination, reclassification or other change in the capital structure of the Company effected without the receipt of consideration, appropriate proportional adjustments shall be made in the number and class of shares of stock subject to the Purchase Plan, the number and class of shares of stock subject to options outstanding under the Purchase Plan and the exercise price of any such outstanding options. Any such adjustment shall be made by the Board of Directors, whose determination shall be conclusive.

    DISSOLUTION OR LIQUIDATION. In the event of a proposed dissolution or liquidation, the Offering Period then in progress will be shortened and a new exercise date will be set.

    MERGER OR ASSET SALE. In the event of a merger of the Company with or into another corporation or a sale of substantially all of the Company's assets, each outstanding option may be assumed or substituted by the successor corporation. If the successor corporation refuses to assume or substitute the outstanding options, the Offering Period then in progress will be shortened and a new exercise date will be set.

    AMENDMENT AND TERMINATION OF THE PLAN. The Board of Directors has the authority to amend or terminate the Purchase Plan, except that no such action may adversely affect any outstanding rights to purchase stock under the Purchase Plan, provided that the Board of Directors may terminate an offering period on any exercise date if the Board determines that the termination of the Purchase Plan is in the best interests of the Company and its stockholders. Notwithstanding anything to the contrary, the Board of Directors may in its sole discretion amend the Purchase Plan to the extent necessary and desirable to avoid unfavorable financial accounting consequences by altering the purchase price for any offering period, shortening any offering period or allocating remaining shares among the participants. The Purchase Plan will terminate in July 2008, unless sooner terminated by the Board of Directors.

    WITHDRAWAL. Generally, a participant may withdraw from an Offering Period at any time without affecting his or her eligibility to participate in future Offering Periods. However, once a participant withdraws from a particular offering, that participant may not participate again in the same offering.

    FEDERAL TAX INFORMATION FOR PURCHASE PLAN. The Purchase Plan, and the right of participants to make purchases thereunder, is intended to qualify under the provisions of Sections 421 and 423 of the Internal Revenue Code of 1986, as amended (the "Code"). Under these provisions, no income will be taxable to a participant until the shares purchased under the Purchase Plan are sold or otherwise disposed of. Upon sale or other disposition of the shares, the participant will generally be subject to tax and the amount of the tax will depend upon the holding period. If the shares are sold or otherwise disposed of more than two years from the first day of the Offering Period or more than one year from the date of transfer of the stock to the participant, then the participant will recognize ordinary income measured as the lesser of (i) the excess of the fair market value of the shares at the time of such sale or disposition over the Purchase Price, or (ii) an amount equal to 15% of the fair market value of the shares as of the first day of the Offering Period. Any additional gain will be treated as long-term capital gain. If the shares are sold or otherwise disposed of before the expiration of this holding period, the participant will recognize ordinary income generally measured as the excess of the fair market value of the shares on the date the shares are purchased over the Purchase Price. Any additional gain or loss on such sale or disposition will be long-term or short-term capital gain or loss, depending on the holding period. The Company is not entitled to a deduction for amounts taxed as ordinary income or capital gain to a participant except to the extent of ordinary income is recognized by participants upon a sale or disposition of shares prior to the expiration of the holding period(s) described above.

    The foregoing is only a summary of the effect of federal income taxation upon the participant and the Company with respect to the shares purchased under the Purchase Plan. Reference should be made to the applicable provisions of the Code. In addition, the summary does not discuss the tax consequences of a participant's death or the income tax laws of any state or foreign country in which the participant may reside.

PARTICIPATION IN THE 1996 PLAN AND THE PURCHASE PLAN

    Participation in the Purchase Plan is voluntary and is dependent on each eligible employee's election to participate and his or her determination as to the level of payroll deductions. Accordingly, future purchases under the Purchase Plan are not determinable. Nonemployee directors are not eligible to participate in the Purchase Plan and were not eligible to participate in the 1996 Plan.

    The following table sets forth certain information regarding shares purchased during the fiscal year ended January 2, 1998 by each of the executive officers named in the Summary Compensation Table below, all current executive officers as a group, all nonemployee directors as a group and all other employees who participated in the 1996 Plan as a group:

                                                                              NUMBER OF SHARES     DOLLAR VALUE
NAME AND POSITION                                                               PURCHASED (#)         ($)(1)
----------------------------------------------------------------------------  -----------------  -----------------

Richard M. Ferrari .........................................................         --                 --
  President and Chief Executive Officer

Jeffrey G. Gold ............................................................            860          $     985
  Executive Vice President and Chief Operating Officer

Steve M. Van Dick ..........................................................          1,383              2,476
  Vice President of Finance and Administration and
  Chief Financial Officer

Charles S. Taylor ..........................................................         --                 --
  Vice President and Chief Technical Officer

Michael J. Billig ..........................................................          2,039              3,165
  Vice President of Regulatory, Quality and
  Clinical Research

All Current Executive Officers as a group (7 persons).......................          4,282              6,626

Nonemployee Directors as a group*...........................................         --                 --

All Other Employees as a group..............................................         40,344             59,776

------------------------

*   Not eligible to participate in the 1996 Plan or the Purchase Plan.

(1) Market value of shares on date of purchase minus the purchase price under the 1996 Plan.

                             EXECUTIVE COMPENSATION

COMPENSATION TABLES

    SUMMARY COMPENSATION TABLE. The following table sets forth certain compensation paid by the Company to the Chief Executive Officer, the four other most highly compensated executive officers of the Company, and one former officer (the "Named Executive Officers") for services rendered during the fiscal years ended December 31, 1995 and 1996, and January 2, 1998:

                           SUMMARY COMPENSATION TABLE

                                                                                      LONG-TERM
                                                                                 COMPENSATION AWARDS
                                                                             ----------------------------
                                                     ANNUAL COMPENSATION       RESTRICTED     SECURITIES
                                                   ------------------------       STOCK       UNDERLYING     ALL OTHER
NAME AND PRINCIPAL POSITION               YEAR       SALARY         BONUS        AWARDS         OPTIONS    COMPENSATION
--------------------------------------  ---------  ----------      --------  ---------------  -----------  -------------
Richard M. Ferrari ...................       1997  $  229,166      $ 75,000            --(1)      --        $    60,751(2)
  President and Chief Executive              1996     189,583        70,000            --(1)      --             28,098(3)
  Officer                                    1995      47,065(4)      --               --(1)      --              2,100(5)

Jeffrey G. Gold ......................       1997     123,059(6)    147,033            --        190,000        106,234(7)
  Executive Vice President and Chief         1996      --             --               --         --            --
  Operating Officer                          1995      --             --               --         --            --

Steve M. Van Dick ....................
  Vice President of Finance and              1997     157,309        47,453            --         --                568(8)
  Administration and Chief Financial         1996      99,167(9)     42,908            --        200,000            976(10)
  Officer                                    1995      --             --               --         --            --

Charles S. Taylor ....................       1997     132,500        65,000            --(11)     --                407(12)
  Vice President and Chief Technical         1996     130,000         --               --(11)     --              1,100(13)
  Officer                                    1995      48,750(14)     --               --(11)     --            --

Michael J. Billig ....................       1997     141,658        40,294            --         --                923(15)
  Vice President of Regulatory,              1996     115,104(16)    46,089            --        140,000          1,100(17)
  Quality, and Clinical Research             1995          --            --            --         --            --

Thomas A. Afzal ......................       1997     142,327(18)    46,458            --         --            173,197(19)
  Former Vice President of Sales and         1996      97,500(20)    30,001            --        100,000            917(21)
  Marketing                                  1995      --             --               --         --            --

------------------------

 (1) As of January 2, 1998, Mr. Ferrari held 945,041 shares of the Company's Common Stock having a value of $5,433,986, based upon the closing price of $5.75 per share on January 2, 1998. Pursuant to the terms of a Common Stock Purchase Agreement dated August 1, 1995, the shares are subject to repurchase by the Company at $0.00097 per share in the event of a termination of Mr. Ferrari's employment with the Company. The shares are subject to the following vesting schedule: (1) One twenty-fourth ( 1/24) of 206,120 of the shares were released from the repurchase option on each of May 31, June 30, July 31 and August 31, 1995; on September 8, 1995, an additional 103,060 shares were released from the repurchase option; pursuant to the terms of an Amendment Agreement dated September 8, 1995, one forty-eighth ( 1/48) of the remaining 68,707 shares were and will continue to be released at the end of each month thereafter, contingent upon Mr. Ferrari's continued employment with the Company; (2) One forty-eighth ( 1/48) of 738,921 of the shares were released from the repurchase option on August 31, 1995; pursuant to the terms of an Amendment Agreement dated September 8, 1995, 1/48 of the remaining 723,527 shares were and will continue to be released at the end of each month thereafter, contingent upon Mr. Ferrari's continued employment with the Company. As of January 2, 1998, a total of 614,944 shares had been released from the Company's repurchase options. None of the shares will be subject to the repurchase options after September 30, 1999.

 (2) Consists of $51,300 in imputed interest on a non-interest-bearing loan from the Company to Mr. Ferrari, twelve payments of a $700 monthly car allowance and payment by the Company of life insurance premiums for the benefit of Mr. Ferrari in the amount of $1,051.

 (3) Consists of $19,396 in imputed interest on a non-interest-bearing loan from the Company to Mr. Ferrari, twelve payments of a $700 monthly car allowance and payment of life insurance premiums for the benefit of Mr. Ferrari in the amount of $302.

 (4) Mr. Ferrari joined the Company as Chief Executive Officer in June 1995 and was elected President in August 1995. He received an annualized salary of $175,000 in 1995.

 (5) Consists of three payments of a $700 monthly car allowance.

 (6) Mr. Gold joined the Company as Executive Vice President in May 1997 at an annualized salary of $160,000. In July 1997, Mr. Gold was also appointed Chief Operating Officer.

 (7) Consists of a housing allowance in the amount of $24,000, relocation payments in the amount of $80,842 plus payment by the Company of life insurance premiums for the benefit of Mr. Gold in the amount of $1,392.

 (8) Consists of payment by the Company of life insurance premiums for the benefit of Mr. Van Dick.

 (9) Mr. Van Dick accepted employment with the Company as Vice President of Finance and Administration and Chief Financial Officer in March 1996; his employment began in April 1996 at an annualized salary of $140,000.

 (10) Consists of payment by the Company of life insurance premiums for the benefit of Mr. Van Dick.

 (11) As of January 2, 1998, Mr. Taylor held 948,152 shares of Common Stock having a value of $5,451,874 based upon the closing price of $5.75 per share on January 2, 1998. Pursuant to the terms of a Common Stock Purchase Agreement dated August 1, 1995, the shares are subject to repurchase by the Company at $0.00097 per share in the event of a termination of Mr. Taylor's employment with the Company. One forty-eighth ( 1/48) of the shares were released from the repurchase option as of the last day of each month from November 1993 through August 1995. Pursuant to the terms of an Amendment Agreement dated September 8, 1995, 1/48 of the 513,582 shares still subject to the Company's repurchase option as of September 8, 1995 were and will continue to be released from the repurchase option at the end of each month thereafter, contingent upon Mr. Taylor's continued employment with the Company. As of January 2, 1998, a total of 734,160 shares had been released from the Company's repurchase option. None of the shares will be subject to the repurchase option after September 30, 1999.

 (12) Consists of payment by the Company of life insurance premiums for the benefit of Mr. Taylor.

 (13) Consists of payment by the Company of life insurance premiums for the benefit of Mr. Taylor.

 (14) Mr. Taylor has served as Vice President and Chief Technical Officer since June 1995 and received an annualized salary of $130,000 in 1995.

 (15) Consists of payment by the Company of life insurance premiums for the benefit of Mr. Billig.

 (16) Mr. Billig joined the Company as Vice President, Regulatory, Quality, and Clinical Research in February 1996 at an annualized salary of $130,000.

 (17) Consists of payment by the Company of life insurance premiums for the benefit of Mr. Billig.

 (18) Mr. Afzal's employment with the Company terminated in August 1997. Under a separation agreement between the Company and Mr. Afzal, Mr. Afzal's salary was continued through January 1998.

 (19) Consists of $172,851 in forgiveness of indebtedness under a loan from the Company to Mr. Afzal plus payment by the Company of life insurance premiums for the benefit of Mr. Afzal in the amount of $346.

 (20) Mr. Afzal served as Vice President of Sales from March 1996 and became Vice President of Sales and Marketing in July 1996, at an annualized salary of $136,000.

 (21) Consists of payment by the Company of life insurance premiums for the benefit of Mr. Afzal.

STOCK OPTION INFORMATION

    The following table sets forth certain information concerning stock options granted during the fiscal year ended January 2, 1998 to the Named Executive Officers. In accordance with the rules of the Securities and Exchange Commission, the following table also sets forth the potential realizable value over the term of the options (the period from the grant date to the expiration date) based on assumed rates of stock appreciation of 5% and 10%, compounded annually. These amounts do not represent the Company's estimate of future stock prices. Actual realizable values, if any, of stock options will depend on the future performance of the Common Stock.

               OPTION GRANTS IN FISCAL YEAR ENDED JANUARY 2, 1998

                                                                 INDIVIDUAL GRANTS                        POTENTIAL REALIZABLE
                                              --------------------------------------------------------      VALUE AT ASSUMED
                                               NUMBER OF      PERCENT OF                                 ANNUAL RATES OF STOCK
                                              SECURITIES         TOTAL                                   PRICE APPRECIATION FOR
                                              UNDERLYING        OPTIONS       EXERCISE OR                    OPTION TERM(2)
                                                OPTIONS       GRANTED IN      BASE PRICE   EXPIRATION   ------------------------
NAME                                            GRANTED     FISCAL 1997(1)     ($/SH)(2)      DATE        5%($)        10%($)
--------------------------------------------  -----------  -----------------  -----------  -----------  ----------  ------------
Richard M. Ferrari..........................      --              --              --           --           --           --
Jeffrey G. Gold.............................      50,000             3.1%      $  15.000      3/25/07   $  471,671  $  1,195,307
Jeffrey G. Gold.............................      42,500             2.6          21.125      3/25/07      564,629     1,430,882
Jeffrey G. Gold.............................      27,500             1.7          21.125      3/25/07      365,348       925,865
Jeffrey G. Gold.............................      35,000             2.1          14.875      5/27/07      327,418       829,742
Jeffrey G. Gold.............................      35,000             2.1           7.688      9/04/07      169,212       428,816
Steve M. Van Dick...........................      --              --              --           --           --           --
Charles S. Taylor...........................      --              --              --           --           --           --
Michael J. Billig...........................      --              --              --           --           --           --
Thomas A. Afzal.............................      --              --              --           --           --           --

------------------------

(1) Based on an aggregate of 1,634,450 options granted by the Company in the fiscal year ended January 2, 1998 to employees of and consultants to the Company, including the Named Executive Officers.

(2) The exercise price per share of each option was equal to the last reported sale price of the Common Stock on the date of grant. On January 6, 1998, pursuant to an option exchange program approved by the Compensation Committee of the Company's Board of Directors, each of the options listed in the table was exchanged for an equivalent option with an exercise price of $5.50 per share, which was the last reported sale price of the Common Stock on January 6, 1998.

(3) The potential realizable value is calculated based on the term of the option at its time of grant (ten years). It is calculated assuming that the fair market value of the Company's Common Stock on the date of grant appreciates at the indicated annual rate compounded annually for the entire term of the option and that the option is exercised and sold on the last day of its term for the appreciated stock price.

AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND FISCAL YEAR-END OPTION
  VALUES

    The following table sets forth, for each of the Named Executive Officers, information with respect to each exercise of stock options during the fiscal year ended January 2, 1998 and the value of unexercised stock options held by such individuals at January 2, 1998.

        AGGREGATED OPTION EXERCISES IN FISCAL YEAR ENDED JANUARY 2, 1998
                       AND FISCAL YEAR-END OPTION VALUES

                                                                         NUMBER OF SHARES
                                                                      UNDERLYING UNEXERCISED       VALUE OF UNEXERCISED
                                                                            OPTIONS AT           IN-THE-MONEY OPTIONS AT
                                            SHARES                       JANUARY 2, 1998            JANUARY 2, 1998(2)
                                           ACQUIRED       VALUE     --------------------------  --------------------------
NAME                                      ON EXERCISE  REALIZED$(1) EXERCISABLE  UNEXERCISABLE  EXERCISABLE  UNEXERCISABLE
----------------------------------------  -----------  -----------  -----------  -------------  -----------  -------------
Richard M. Ferrari......................      --           --           --            --            --            --
Jeffrey G. Gold.........................      --           --           --            190,000       --            --
Steve Van Dick..........................      50,000    $ 681,250       75,000         75,000    $  56,250    $    56,250
Charles S. Taylor.......................      --           --           --            --            --            --
Michael J. Billig.......................      40,833      644,141       26,250         72,917      148,313        411,981
Thomas A. Afzal.........................      39,583       89,062        8,334        --             6,251        --

------------------------

(1) Based on the last reported sale price of the Common Stock on the date of exercise.

(2) Based on a value of $5.75 per share, which was the last reported sale price of the Common Stock on January 2, 1998.

COMPENSATION OF DIRECTORS

    Directors of the Company do not receive cash compensation for services they provide as directors, aside from reimbursement of out-of-pocket expenses incurred in connection with attendance at board meetings. From time to time, certain directors who are not employees of the Company have received grants of options to purchase shares of the Company's Common Stock. Under the Company's Director Option Plan, directors who are not employees or consultants of the Company receive options to purchase up to 12,000 shares of Common Stock upon joining the Board of Directors. Thereafter, each non-employee director who has served on the Board of Directors for at least six months shall receive an option to acquire 3,000 shares of Common Stock on the date of each of the Company's annual meetings of stockholders, provided such Outside Director is re-elected or continuing to serve as a director.

    In February 1996, the Company entered into a four-year consulting agreement with director Thomas J. Fogarty, M.D., for the development of devices, instruments, and techniques for minimally invasive coronary artery bypass graft surgery. The Company granted to Three Arch Associates, L.P. and Three Arch Partners, L.P., partnerships of which Dr. Fogarty is a general partner, options for the purchase of 90,000 shares of common stock. In February 1996, the partnerships exercised the options, which are subject to a right of repurchase in the event of termination of the consulting agreement and Dr. Fogarty's services as a board member. The repurchase right lapses at the rate of 1/48 of the shares per month beginning in March 1996. The consulting agreement also provides for certain royalty payments to Dr. Fogarty based on certain product sales by the Company. No such royalty payments were made in 1997.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

    The Compensation Committee is responsible for determining salaries, incentives and other forms of compensation for directors, officers and other employees of the Company. The Compensation Committee also administers the Company's various incentive compensation plans. During the year ended January 2, 1998, directors Bellas, McConnell, and Young served as the Compensation Committee of the Company's

Board of Directors. Mr. Ferrari, who is President and Chief Executive Officer of the Company, participates in all discussions and decisions regarding salaries and incentive compensation for all employees and consultants to the Company, except that Mr. Ferrari is excluded from discussions regarding his own salary and incentive compensation. No member of the Compensation Committee has a relationship that would constitute an interlocking relationship with executive officers or directors of another entity.

EMPLOYMENT CONTRACTS AND CHANGE-IN-CONTROL AGREEMENTS

    Under the terms of a letter dated September 5, 1995, setting forth the terms of Charles S. Taylor's employment with the Company, the Company has agreed to provide Mr. Taylor with a base salary continuation, subject to certain conditions, for three months following a termination of Mr. Taylor's employment without cause or a mutual agreement for separation from the Company. The agreement does not provide for any specified term of employment.

    Under the terms of an Employment Agreement dated April 19, 1996 between the Company and Steve M. Van Dick, in the event of a change in control of the Company, all of Mr. Van Dick's then unvested stock options would become fully vested and if Mr. Van Dick's employment were terminated voluntarily or involuntarily, other than for cause, within twelve months following such change in control of the Company, he would be entitled to receive twelve months severance pay. The agreement does not provide for any specified term of employment. The Company has provided Mr. Van Dick with a loan for the purchase of a home having a principal amount of $200,000 with simple interest payable at the rate of 6.31% per annum and a term of five years.

    Under the terms of a letter dated February 25, 1997, setting forth the terms of Jeffrey G. Gold's employment with the Company, in the event of a change in control of the Company, certain of Mr. Gold's then unvested stock options would become fully vested.

    Under the terms of a separation agreement dated August 11, 1997, between the Company and Thomas A. Afzal, the Company agreed to continue Mr. Afzal's salary, stock option vesting and loan forgiveness through January 1998, after which time the remaining balance of a loan from the Company to Mr. Afzal is to be repaid with interest by Mr. Afzal in monthly installments through April 29, 2000.

OPTION REPRICING

    On January 6, 1998, pursuant to an option exchange program approved by the Compensation Committee of the Company's Board of Directors, each of the options listed in the table entitled "Option Grants in Fiscal Year Ended January 2, 1998" was exchanged for an equivalent option with an exercise price of $5.50 per share, which was the last reported sale price of the Common Stock on January 6, 1998.

                      BOARD COMPENSATION COMMITTEE REPORT
                           ON EXECUTIVE COMPENSATION

    THE FOLLOWING IS PROVIDED TO STOCKHOLDERS BY THE MEMBERS OF THE COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS:

    The Compensation Committee of the Board of Directors (the "Committee"), consisting of three outside directors, is responsible for the administration of the Company's compensation programs. These programs include base salary for executive officers and both annual and long-term incentive compensation programs. The Company's compensation programs are designed to provide a competitive level of total compensation and include incentive and equity ownership opportunities linked to the Company's performance and stockholder return.

COMPENSATION PHILOSOPHY

    The design and implementation of the Company's executive compensation programs are based on a series of guiding principles derived from the Company's values, business strategy and management requirements. These principles may be summarized as follows:

    - Align the financial interests of the management team with the Company and its stockholders;

    - Attract, motivate and retain high-caliber individuals necessary to increase total return to stockholders;

    - Provide a total compensation program where a significant portion of pay is linked to individual achievement and short- and long-term Company performance; and

    - Emphasize reward for performance at the individual, team and Company levels.

COMPLIANCE WITH INTERNAL REVENUE CODE SECTION 162(m)

    The Committee has considered the potential impact of Section 162(m) of the Internal Revenue Code adopted under the Federal Revenue Reconciliation Act of 1993. Section 162(m) may limit the company's ability to deduct for United States federal income tax purposes compensation in excess of $1 million paid to the Company's Chief Executive Officer and its four other highest paid executive officers in any one fiscal year. No executive officer of the Company received any such compensation in excess of this limit during the fiscal year ended January 2, 1998. Grants under the Incentive Stock Plan will not be subject to the deduction limitation if the stockholders approve the Incentive Stock Plan, including the option grant limitations described below.

    Section 162(m) of the Code places limits on the deductibility for United States federal income tax purposes of compensation paid to certain executive officers of the Company. In order to preserve the Company's ability to deduct the compensation income associated with options and stock purchase rights granted to such persons, the Option Plan provides that no employee may be granted, in any fiscal year of the Company, options and stock purchase rights to purchase more than 500,000 shares of Common Stock.

    Since the targeted cash compensation of each of the named executive officers is well below the $1 million threshold and the Committee believes that any options granted under the Company's stock option plan will meet the requirement of being performance based under the transition provisions provided in the regulations under Section 162(m), the Committee believes that Section 162(m) will not reduce the tax deduction available to the Company. The Company's policy is to qualify to the extent reasonable its executive officers' compensation for deductibility under applicable tax laws.

COMPENSATION PROGRAM

    In 1996, the Company retained iQuantic, Inc., a compensation consulting firm, to research and prepare a report regarding the Company's chief executive officer's compensation package, other officers' compensation and the employee bonus program. In August 1996, iQuantic submitted to the Compensation Committee a report regarding the Company's cash and equity bonus structure and officer compensation issues. In its December 1997 meeting, the Compensation Committee considered the 1996 iQuantic report and additional executive compensation information relating to the medical device industry, as well as the rate of inflation, and made certain adjustments to the chief executive officer's compensation package, the other officers' compensation, and the employee bonus program.

    The Company's executive compensation program has three major components, all of which are intended to attract, retain and motivate executive officers consistent with the principles set forth above. The Committee considers these components of compensation individually as well as collectively in determining total compensation for executive officers.

    1. BASE SALARY. Each fiscal year the Committee establishes base salaries for individual executive officers based upon (i) industry and peer group surveys, (ii) responsibilities, scope and complexity of each position and (iii) performance judgments as to each individual's past and expected future contributions. The Committee reviews with the Chief Executive Officer and approves, with appropriate modifications, an annual base salary plan for the Company's executive officers other than the Chief Executive Officer. The Committee reviews and fixes the base salary of the Chief Executive Officer based on similar competitive compensation data and the Committee's assessment of his past performance and its expectations as to his future contributions in leading the Company.

    2. ANNUAL CASH (SHORT-TERM) INCENTIVES. Annual cash incentives are established to provide a direct linkage between individual pay and annual corporate performance. Target annual bonus awards are established for executive officer positions based upon industry and peer group surveys and range from 35% to 40% of base salary, with 40% for the chief executive officer position. Each officer who served in an executive capacity during the Last Fiscal Year, including the Chief Executive Officer, received a cash bonus for such service ranging in amount from 0% to approximately 49% of base salary. In establishing bonus amounts, the Committee generally considers the performance of each officer in his or her respective area of accountability, each officer's respective contribution to the success of the Company, the Company's overall performance, and competitive data for similar positions. In establishing bonus awards for the Last Fiscal Year, the Committee also considered the Company's successful product development programs and training programs during the year, as well as financial performance for the Last Fiscal Year. The Compensation Committee establishes corporate and individual objectives for each officer at the beginning of each of the Company's fiscal quarters. The Compensation Committee makes a quarterly determination of the bonus for each officer. The determination is based on set proportions of the corporate and individual objectives, and each officer is rated separately on the attainment of those objectives. Each officer may receive a portion or the full amount of his targeted annual performance based bonus. The bonus award to the Chief Executive Officer for the Last Fiscal Year was approximately 33% of his base salary.

    3. EQUITY BASED INCENTIVE COMPENSATION. Long-term incentives for the Company's employees are provided under the Company's stock option plans. Each fiscal year, the Committee considers the desirability of granting to executive officers long-term incentives in the form of stock options. These option grants are intended to motivate the executive officers to manage the business to improve long-term Company performance and align the financial interests of the management team with the Company and its stockholders. The Committee established the grants of stock options to executive officers (other than the Chief Executive Officer) in the Last Fiscal Year, based upon a review of proposed individual awards, taking into account each officer's scope of responsibility and specific assignments, strategic and operational goals applicable to the officer, anticipated performance requirements and contributions of the officer and competitive data for similar positions. During the Last Fiscal Year, option awards were granted to the following officers in the following amounts: (1) 190,000 shares of Common Stock to the Executive Vice President and Chief Operating Officer, (2) 110,000 shares of Common Stock to the Vice President, Business Development and (3) 90,000 shares of Common Stock to the Vice President, Sales and Marketing.

                                          Respectfully submitted,

                                          Robert C. Bellas
                                          Thomas C. McConnell
                                          Philip M. Young

                            STOCK PERFORMANCE GRAPH

    The following graph compares the cumulative total return to stockholders of the Company's Common Stock at December 31, 1997 since April 18, 1996 (the date the Company first became subject to the reporting requirements of the Exchange
Act) to the cumulative total return over such period of (i) "Nasdaq Stock Market (U.S.)" index, and (ii) the Hambrecht & Quist "Healthcare Excluding Biotechnology" index. The graph assumes the investment of $100 in the Company's Common Stock and each of such indices (from April 18, 1996) and reflects the change in the market price of the Company's Common Stock relative to the noted indices at December 31, 1997 (and not for any interim period). The performance shown is not necessarily indicative of future price performance.

                COMPARISON OF 20-MONTH CUMULATIVE TOTAL RETURN*
    AMONG CARDIOTHORACIC SYSTEMS, INC., THE NASDAQ STOCK MARKET (U.S.) INDEX
       AND THE HAMBRECHT & QUIST HEALTHCARE EXCLUDING BIOTECHNOLOGY INDEX

EDGAR REPRESENTATION OF DATA POINTS USED IN PRINTED GRAPHIC

                                                                                       HAMBRECHT & QUIST HEALTHCARE
              CARDIOTHORACIC SYSTEMS, INC.         NASDAQ STOCK MARKET (U.S.)            EXCLUDING BIOTECHNOLOGY
4/18/96                                   $100                              $100                                    $100
12/96                                       82                               114                                     108
12/97                                       24                               140                                     129

*  $100 INVESTED ON 4/18/96 IN STOCK OR INDEX-
   INCLUDING REINVESTMENT OF DIVIDENDS.
   FISCAL YEAR ENDING DECEMBER 31.

    The information contained in the Stock Performance Graph shall not be deemed to be "soliciting material" or to be filed with the SEC, nor shall such information be incorporated by reference into any future filing under the Securities Act or the Exchange Act, except to the extent the Company specifically incorporates it by reference into such filing.

    THE FOREGOING COMPENSATION COMMITTEE REPORT SHALL NOT BE DEEMED TO BE "SOLICITING MATERIAL" OR TO BE "FILED" WITH THE SEC, NOR SHALL SUCH INFORMATION BE INCORPORATED BY REFERENCE INTO ANY FUTURE FILING UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR THE EXCHANGE ACT, EXCEPT TO THE EXTENT THE COMPANY SPECIFICALLY INCORPORATES IT BY REFERENCE INTO SUCH FILING.

                                 OTHER MATTERS

    The Company knows of no other matters to be submitted at the Special Meeting. If any other matters properly come before the Special Meeting, it is the intention of the persons named in the accompanying form of proxy to vote the shares they represent as the Board of Directors may recommend.

    THE COMPANY WILL MAIL WITHOUT CHARGE TO ANY STOCKHOLDER UPON WRITTEN REQUEST A COPY OF THE COMPANY'S ANNUAL REPORT ON FORM 10-K, INCLUDING THE FINANCIAL STATEMENTS, SCHEDULES AND A LIST OF EXHIBITS. REQUESTS SHOULD BE SENT TO INVESTOR RELATIONS, CARDIOTHORACIC SYSTEMS, INC., 10600 N. TANTAU AVE., CUPERTINO, CALIFORNIA 95014.

                                          THE BOARD OF DIRECTORS

Dated: September 23, 1998

                          CARDIOTHORACIC SYSTEMS, INC.

                       1998 EMPLOYEE STOCK PURCHASE PLAN

    The following constitute the provisions of the 1998 Employee Stock Purchase Plan of CardioThoracic Systems, Inc.

    1. PURPOSE. The purpose of the Plan is to provide employees of the Company and its Designated Subsidiaries with an opportunity to purchase Common Stock of the Company through accumulated payroll deductions. It is the intention of the Company to have the Plan qualify as an "Employee Stock Purchase Plan" under
Section 423 of the Internal Revenue Code of 1986, as amended. The provisions of the Plan, accordingly, shall be construed so as to extend and limit participation in a manner consistent with the requirements of that section of the Code.

    2.  DEFINITIONS.

        (a)  "BOARD" shall mean the Board of Directors of the Company.

        (b)  "CODE" shall mean the Internal Revenue Code of 1986, as amended.

        (c)  "COMMON STOCK" shall mean the common stock of the Company.

        (d) "COMPANY" shall mean CardioThoracic Systems, Inc. and any Designated Subsidiary of the Company.

        (e) "COMPENSATION" shall mean all base straight time gross earnings, commissions, overtime, shift premium, incentive compensation, incentive payments, and bonuses, but exclusive of any other compensation.

        (f) "DESIGNATED SUBSIDIARY" shall mean any Subsidiary which has been designated by the Board from time to time in its sole discretion as eligible to participate in the Plan.

        (g) "EMPLOYEE" shall mean any individual who is an Employee of the Company for tax purposes whose customary employment with the Company is at least twenty (20) hours per week and more than five (5) months in any calendar year. For purposes of the Plan, the employment relationship shall be treated as continuing intact while the individual is on sick leave or other leave of absence approved by the Company. Where the period of leave exceeds 90 days and the individual's right to reemployment is not guaranteed either by statute or by contract, the employment relationship shall be deemed to have terminated on the 91st day of such leave.

        (h) "ENROLLMENT DATE" shall mean the first Trading Day of each Offering Period.

        (i) "EXERCISE DATE" shall mean the last Trading Day of each Purchase Period.

        (j) "FAIR MARKET VALUE" shall mean, as of any date, the value of Common Stock determined as follows:

             (1) If the Common Stock is listed on any established stock exchange or a national market system, including without limitation the Nasdaq National Market or The Nasdaq SmallCap Market of The Nasdaq Stock Market, its Fair Market Value shall be the closing sales price for such stock (or the closing bid, if no sales were reported) as quoted on such exchange or system for the last market trading day on the date of such determination, as reported in THE WALL STREET JOURNAL or such other source as the Board deems reliable;

             (2) If the Common Stock is regularly quoted by a recognized securities dealer but selling prices are not reported, its Fair Market Value shall be the mean of the closing bid and asked prices for the Common Stock on the date of such determination, as reported in THE WALL STREET JOURNAL or such other source as the Board deems reliable;

             (3) In the absence of an established market for the Common Stock, the Fair Market Value thereof shall be determined in good faith by the Board.

        (k) "OFFERING PERIODS" shall mean the periods of approximately twenty-four (24) months during which an option granted pursuant to the Plan may be exercised, commencing on the first Trading Day on or after May 1 and November 1 of each year and terminating on the last Trading Day in the periods ending twenty-four months later. The duration and timing of Offering Periods may be changed pursuant to Section 4 of this Plan.

        (l)  "PLAN" shall mean this 1998 Employee Stock Purchase Plan.

        (m) "PURCHASE PERIOD" shall mean the approximately six month period commencing after one Exercise Date and ending with the next Exercise Date, except that the first Purchase Period of any Offering Period shall commence on the Enrollment Date and end with the next Exercise Date.

        (n) "PURCHASE PRICE" shall mean 85% of the Fair Market Value of a share of Common Stock on the Enrollment Date or on the Exercise Date, whichever is lower; provided however, that the Purchase Price may be adjusted by the Board pursuant to Section 20.

        (o) "RESERVES" shall mean the number of shares of Common Stock covered by each option under the Plan which have not yet been exercised and the number of shares of Common Stock which have been authorized for issuance under the Plan but not yet placed under option.

        (p) "SUBSIDIARY" shall mean a corporation, domestic or foreign, of which not less than 50% of the voting shares are held by the Company or a Subsidiary, whether or not such corporation now exists or is hereafter organized or acquired by the Company or a Subsidiary.

        (q) "TRADING DAY" shall mean a day on which national stock exchanges and the Nasdaq System are open for trading.

    3.  ELIGIBILITY.

        (a) Any Employee who shall be employed by the Company on a given Enrollment Date shall be eligible to participate in the Plan.

        (b) Any provisions of the Plan to the contrary notwithstanding, no Employee shall be granted an option under the Plan (i) to the extent that, immediately after the grant, such Employee (or any other person whose stock would be attributed to such Employee pursuant to Section 424(d) of the Code) would own capital stock of the Company and/or hold outstanding options to purchase such stock possessing five percent (5%) or more of the total combined voting power or value of all classes of the capital stock of the Company or of any Subsidiary, or (ii) to the extent that his or her rights to purchase stock under all employee stock purchase plans of the Company and its subsidiaries accrues at a rate which exceeds Twenty-Five Thousand Dollars ($25,000) worth of stock (determined at the fair market value of the shares at the time such option is granted) for each calendar year in which such option is outstanding at any time.

    4. OFFERING PERIODS. The Plan shall be implemented by consecutive, overlapping Offering Periods with a new Offering Period commencing on the first Trading Day on or after May 1 and November 1 of each year, or on such other date as the Board shall determine, and continuing thereafter until terminated in accordance with Section 20 hereof. The Board shall have the power to change the duration of Offering Periods (including the commencement dates thereof) with respect to future offerings without stockholder approval if such change is announced at least five (5) days prior to the scheduled beginning of the first Offering Period to be affected thereafter.

    5.  PARTICIPATION.

        (a) An eligible Employee may become a participant in the Plan by completing a subscription agreement authorizing payroll deductions in the form of Exhibit A to this Plan and filing it with the Company's payroll office prior to the applicable Enrollment Date.

        (b) Payroll deductions for a participant shall commence on the first payroll following the Enrollment Date and shall end on the last payroll in the Offering Period to which such authorization is applicable, unless sooner terminated by the participant as provided in Section 10 hereof.

    6.  PAYROLL DEDUCTIONS.

        (a) At the time a participant files his or her subscription agreement, he or she shall elect to have payroll deductions made on each pay day during the Offering Period in an amount not exceeding ten percent (10%) of the Compensation which he or she receives on each pay day during the Offering Period.

        (b) All payroll deductions made for a participant shall be credited to his or her account under the Plan and shall be withheld in whole percentages only. A participant may not make any additional payments into such account.

        (c) A participant may discontinue his or her participation in the Plan as provided in Section 10 hereof, or may increase the rate of his or her payroll deductions to 10% or decrease the rate of his or her payroll deductions to 1% during the Offering Period by completing or filing with the Company a new subscription agreement authorizing a change in payroll deduction rate.The Board may, in its discretion, limit the number of participation rate changes during any Offering Period. The change in rate shall be effective with the first full payroll period following five (5) business days after the Company's receipt of the new subscription agreement unless the Company elects to process a given change in participation more quickly. A participant's subscription agreement shall remain in effect for successive Offering Periods unless terminated as provided in Section 10 hereof.

        (d) In the event a participant decreases the rate of his or her payroll deduction to 0% during the Offering Period by completing or filing with the Company a new subscription agreement authorizing such a change in payroll deduction rate, such change shall be deemed a withdrawal from the Plan pursuant to Section 10 hereof. All of the participant's payroll deductions credited to his or her account shall be paid to such participant promptly after receipt of the new subscription agreement and such participant's option for the Offering Period shall be automatically terminated, and no further payroll deductions for the purchase of shares shall be made for such Offering Period.

        (e) Notwithstanding the foregoing, to the extent necessary to comply with Section 423(b)(8) of the Code and Section 3(b) hereof, a participant's payroll deductions may be decreased to zero percent (0%) at any time during a Purchase Period. Payroll deductions shall recommence at the rate provided in such participant's subscription agreement at the beginning of the first Purchase Period which is scheduled to end in the following calendar year, unless terminated by the participant as provided in Section 10 hereof.

        (f) At the time the option is exercised, in whole or in part, or at the time some or all of the Company's Common Stock issued under the Plan is disposed of, the participant must make adequate provision for the Company's federal, state, or other tax withholding obligations, if any, which arise upon the exercise of the option or the disposition of the Common Stock. At any time, the Company may, but shall not be obligated to, withhold from the participant's compensation the amount necessary for the Company to meet applicable withholding obligations, including any withholding required to make available to the Company any tax deductions or benefits attributable to sale or early disposition of Common Stock by the Employee.

    7. GRANT OF OPTION. On the Enrollment Date of each Offering Period, each eligible Employee participating in such Offering Period shall be granted an option to purchase on each Exercise Date during such Offering Period (at the applicable Purchase Price) up to a number of shares of the Company's Common Stock determined by dividing such Employee's payroll deductions accumulated prior to such Exercise Date and retained in the Participant's account as of the Exercise Date by the applicable Purchase Price; provided that in no event shall an Employee be permitted to purchase during each Purchase Period more than 5,000 shares of the Company's Common Stock (subject to any adjustment pursuant to Section 19), and provided further that such purchase shall be subject to the limitations set forth in Sections 3(b) and 12 hereof. The Board may, for future Offering Periods, increase or decrease, in its absolute discretion, the maximum number of shares of the Company's Common Stock an Employee may purchase during each Purchase Period of such Offering Period. Exercise of the option shall occur as provided in Section 8 hereof, unless the participant has withdrawn pursuant to Section 10 hereof. The option shall expire on the last day of the Offering Period.

    8.  EXERCISE OF OPTION.

        (a)  Unless a participant withdraws from the Plan as provided in
Section 10 hereof, his or her option for the purchase of shares shall be exercised automatically on the Exercise Date, and the maximum number of full shares subject to option shall be purchased for such participant at the applicable Purchase Price with the accumulated payroll deductions in his or her account. No fractional shares shall be purchased; any payroll deductions accumulated in a participant's account which are not sufficient to purchase a full share shall be retained in the participant's account for the subsequent Purchase Period or Offering Period, subject to earlier withdrawal by the participant as provided in Section 10 hereof. Any other monies left over in a participant's account after the Exercise Date shall be returned to the participant. During a participant's lifetime, a participant's option to purchase shares hereunder is exercisable only by him or her.

        (b) If the Board determines that, on a given Exercise Date, the number of shares with respect to which options are to be exercised may exceed
(i) the number of shares of Common Stock that were available for sale under the Plan on the Enrollment Date of the applicable Offering Period, or (ii) the number of shares available for sale under the Plan on such Exercise Date, the Board may in its sole discretion (x) provide that the Company shall make a pro rata allocation of the shares of Common Stock available for purchase on such Enrollment Date or Exercise Date, as applicable, in as uniform a manner as shall be practicable and as it shall determine in its sole discretion to be equitable among all participants exercising options to purchase Common Stock on such Exercise Date, and continue all Offering Periods then in effect, or (y) provide that the Company shall make a pro rata allocation of the shares available for purchase on such Enrollment Date or Exercise Date, as applicable, in as uniform a manner as shall be practicable and as it shall determine in its sole discretion to be equitable among all participants exercising options to purchase Common Stock on such Exercise Date, and terminate any or all Offering Periods then in effect pursuant to Section 20 hereof. The Company may make pro rata allocation of the shares available on the

Enrollment Date of any applicable Offering Period pursuant to the preceding sentence, notwithstanding any authorization of additional shares for issuance under the Plan by the Company's stockholders subsequent to such Enrollment Date.

    9. DELIVERY. As promptly as practicable after each Exercise Date on which a purchase of shares occurs, the Company shall arrange the delivery to each participant, as appropriate, of a certificate representing the shares purchased upon exercise of his or her option.

    10.  WITHDRAWAL.

         (a) A participant may withdraw all but not less than all the payroll deductions credited to his or her account and not yet used to exercise his or her option under the Plan at any time by giving written notice to the Company in the form of Exhibit B to this Plan. All of the participant's payroll deductions credited to his or her account shall be paid to such participant promptly after receipt of notice of withdrawal and such participant's option for the Offering Period shall be automatically terminated, and no further payroll deductions for the purchase of shares shall be made for such Offering Period. If a participant withdraws from an Offering Period, payroll deductions shall not resume at the beginning of the succeeding Offering Period unless the participant delivers to the Company a new subscription agreement.

         (b) A participant's withdrawal from an Offering Period shall not have any effect upon his or her eligibility to participate in any similar plan which may hereafter be adopted by the Company or in succeeding Offering Periods which commence after the termination of the Offering Period from which the participant withdraws.

    11.  TERMINATION OF EMPLOYMENT.

         Upon a participant's ceasing to be an Employee, for any reason, he or she shall be deemed to have elected to withdraw from the Plan and the payroll deductions credited to such participant's account during the Offering Period but not yet used to exercise the option shall be returned to such participant or, in the case of his or her death, to the person or persons entitled thereto under Section 15 hereof, and such participant's option shall be automatically terminated. The preceding sentence notwithstanding, a participant who receives payment in lieu of notice of termination of employment shall be treated as continuing to be an Employee for the participant's customary number of hours per week of employment during the period in which the participant is subject to such payment in lieu of notice.

    12. INTEREST. No interest shall accrue on the payroll deductions of a participant in the Plan.

    13.  STOCK.

         (a) Subject to adjustment upon changes in capitalization of the Company as provided in Section 19 hereof, the maximum number of shares of the Company's Common Stock which shall be made available for sale under the Plan shall be 250,000 shares, plus an annual increase to be added on October 1 of each year beginning in 1999 equal to the lesser of (i) 250,000 shares or (ii) 1.5% of the outstanding shares on such date.

         (b) The participant shall have no interest or voting right in shares covered by his option until such option has been exercised.

         (c) Shares to be delivered to a participant under the Plan shall be registered in the name of the participant, in the name of the participant and his or her spouse, or in the name of a trust for the benefit of any one or more members of such participant's immediate family (the "Trust"). For this purpose, "immediate family" shall mean the spouse, lineal descendants, father, mother, brothers and sisters of the participant. In the event the participant designates that shares be registered in the name of a Trust, such transaction shall be deemed for tax purposes as a purchase of shares of common Stock by participant and a subsequent transfer of such shares by participant to the Trust.

    14. ADMINISTRATION. The Plan shall be administered by the Board or a committee of members of the Board appointed by the Board. The Board or its committee shall have full and exclusive discretionary authority to construe, interpret and apply the terms of the Plan, to determine eligibility and to adjudicate all disputed claims filed under the Plan. Every finding, decision and determination made by the Board or its committee shall, to the full extent permitted by law, be final and binding upon all parties.

    15.  DESIGNATION OF BENEFICIARY.

         (a) A participant may file a written designation of a beneficiary who is to receive any shares and cash, if any, from the participant's account under the Plan in the event of such participant's death subsequent to an Exercise Date on which the option is exercised but prior to delivery to such participant of such shares and cash. In addition, a participant may file a written designation of a beneficiary who is to receive any cash from the participant's account under the Plan in the event of such participant's death prior to exercise of the option. If a participant is married and the designated beneficiary is not the spouse, spousal consent shall be required for such designation to be effective.

         (b) Such designation of beneficiary may be changed by the participant at any time by written notice. In the event of the death of a participant and in the absence of a beneficiary validly designated under the Plan who is living at the time of such participant's death, the Company shall deliver such shares and/or cash to the executor or administrator of the estate of the participant, or if no such executor or administrator has been appointed (to the knowledge of the Company), the

Company, in its discretion, may deliver such shares and/or cash to the spouse or to any one or more dependents or relatives of the participant, or if no spouse, dependent or relative is known to the Company, then to such other person as the Company may designate.

    16. TRANSFERABILITY. Neither payroll deductions credited to a participant's account nor any rights with regard to the exercise of an option or to receive shares under the Plan may be assigned, transferred, pledged or otherwise disposed of in any way (other than by will, the laws of descent and distribution or as provided in Section 15 hereof) by the participant. Any such attempt at assignment, transfer, pledge or other disposition shall be without effect, except that the Company may treat such act as an election to withdraw funds from an Offering Period in accordance with Section 10 hereof.

    17. USE OF FUNDS. All payroll deductions received or held by the Company under the Plan may be used by the Company for any corporate purpose, and the Company shall not be obligated to segregate such payroll deductions.

    18. REPORTS. Individual accounts shall be maintained for each participant in the Plan. Statements of account shall be given to participating Employees at least annually, which statements shall set forth the amounts of payroll deductions, the Purchase Price, the number of shares purchased and the remaining cash balance, if any.

    19. ADJUSTMENTS UPON CHANGES IN CAPITALIZATION, DISSOLUTION, LIQUIDATION, MERGER OR ASSET SALE.

         (a) CHANGES IN CAPITALIZATION. Subject to any required action by the stockholders of the Company, the Reserves, the maximum number of shares each participant may purchase each Purchase Period (pursuant to Section 7), as well as the price per share and the number of shares of Common Stock covered by each option under the Plan which has not yet been exercised shall be proportionately adjusted for any increase or decrease in the number of issued shares of Common Stock resulting from a stock split, reverse stock split, stock dividend, combination or reclassification of the Common Stock, or any other increase or decrease in the number of shares of Common Stock effected without receipt of consideration by the Company; provided, however, that conversion of any convertible securities of the Company shall not be deemed to have been "effected without receipt of consideration". Such adjustment shall be made by the Board, whose determination in that respect shall be final, binding and conclusive. Except as expressly provided herein, no issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number or price of shares of Common Stock subject to an option.

         (b) DISSOLUTION OR LIQUIDATION. In the event of the proposed dissolution or liquidation of the Company, the Offering Period then in progress shall be shortened by setting a new Exercise Date (the "New Exercise Date"), and shall terminate immediately prior to the consummation of such proposed dissolution or liquidation, unless provided otherwise by the Board.

The New Exercise Date shall be before the date of the Company's proposed dissolution or liquidation. The Board shall notify each participant in writing, at least ten (10) business days prior to the New Exercise Date, that the Exercise Date for the participant's option has been changed to the New Exercise Date and that the participant's option shall be exercised automatically on the New Exercise Date, unless prior to such date the participant has withdrawn from the Offering Period as provided in Section 10 hereof.

         (c) MERGER OR ASSET SALE. In the event of a proposed sale of all or substantially all of the assets of the Company, or the merger of the Company with or into another corporation, each outstanding option shall be assumed or an equivalent option substituted by the successor corporation or a Parent or Subsidiary of the successor corporation. In the event that the successor corporation refuses to assume or substitute for the option, any Purchase Periods then in progress shall be shortened by setting a new Exercise Date (the "New Exercise Date") and any Offering Periods then in progress shall end on the New Exercise Date. The New Exercise Date shall be before the date of the Company's proposed sale or merger. The Board shall notify each participant in writing, at least ten (10) business days prior to the New Exercise Date, that the Exercise Date for the participant's option has been changed to the New Exercise Date and that the participant's option shall be exercised automatically on the New Exercise Date, unless prior to such date the participant has withdrawn from the Offering Period as provided in Section 10 hereof.

    20.  AMENDMENT OR TERMINATION.

         (a) The Board of Directors of the Company may at any time and for any reason terminate or amend the Plan. Except as provided in Section 19 hereof, no such termination can affect options previously granted, provided that an Offering Period may be terminated by the Board of Directors on any Exercise Date if the Board determines that the termination of the Offering Period or the Plan is in the best interests of the Company and its stockholders. Except as provided in Section 19 and this Section 20 hereof, no amendment may make any change in any option theretofore granted which adversely affects the rights of any participant. To the extent necessary to comply with Section 423 of the Code (or any successor rule or provision or any other applicable law, regulation or stock exchange rule), the Company shall obtain stockholder approval in such a manner and to such a degree as required.

         (b) Without stockholder consent and without regard to whether any participant rights may be considered to have been "adversely affected," the Board (or its committee) shall be entitled to change the Offering Periods, limit the frequency and/or number of changes in the amount withheld during an Offering Period, establish the exchange ratio applicable to amounts withheld in a currency other than U.S. dollars, permit payroll withholding in excess of the amount designated by a participant in order to adjust for delays or mistakes in the Company's processing of properly completed withholding elections, establish reasonable waiting and adjustment periods and/or accounting and crediting procedures to ensure that amounts applied toward the purchase of Common Stock for each participant properly correspond with amounts withheld from the participant's

Compensation, and establish such other limitations or procedures as the Board (or its committee) determines in its sole discretion advisable which are consistent with the Plan.

         (c) In the event the Board determines that the ongoing operation of the Plan may result in unfavorable financial accounting consequences, the Board may, in its discretion and, to the extent necessary or desirable, modify or amend the Plan to reduce or eliminate such accounting consequence including, but not limited to:

              (1) altering the Purchase Price for any Offering Period including an Offering Period underway at the time of the change in Purchase Price;

              (2) shortening any Offering Period so that Offering Period ends on a new Exercise Date, including an Offering Period underway at the time of the Board action; and

              (3)  allocating shares.

              Such modifications or amendments shall not require stockholder approval or the consent of any Plan participants.

    21. NOTICES. All notices or other communications by a participant to the Company under or in connection with the Plan shall be deemed to have been duly given when received in the form specified by the Company at the location, or by the person, designated by the Company for the receipt thereof.

    22. CONDITIONS UPON ISSUANCE OF SHARES. Shares shall not be issued with respect to an option unless the exercise of such option and the issuance and delivery of such shares pursuant thereto shall comply with all applicable provisions of law, domestic or foreign, including, without limitation, the Securities Act of 1933, as amended, the Securities Exchange Act of 1934, as amended, the rules and regulations promulgated thereunder, and the requirements of any stock exchange upon which the shares may then be listed, and shall be further subject to the approval of counsel for the Company with respect to such compliance.

         As a condition to the exercise of an option, the Company may require the person exercising such option to represent and warrant at the time of any such exercise that the shares are being purchased only for investment and without any present intention to sell or distribute such shares if, in the opinion of counsel for the Company, such a representation is required by any of the aforementioned applicable provisions of law.

    23. TERM OF PLAN. The Plan shall become effective upon the earlier to occur of its adoption by the Board of Directors or its approval by the stockholders of the Company. It shall continue in effect for a term of ten (10) years unless sooner terminated under Section 20 hereof.

    24. AUTOMATIC TRANSFER TO LOW PRICE OFFERING PERIOD. To the extent permitted by any applicable laws, regulations, or stock exchange rules if the Fair Market Value of the Common Stock on any Exercise Date in an Offering Period is lower than the Fair Market Value of the Common Stock on the Enrollment Date of such Offering Period, then all participants in such Offering Period shall be automatically withdrawn from such Offering Period immediately after the exercise of their option on such Exercise Date and automatically re-enrolled in the immediately following Offering Period as of the first day thereof.

                                   EXHIBIT A

                          CARDIOTHORACIC SYSTEMS, INC.

                       1998 EMPLOYEE STOCK PURCHASE PLAN

                             SUBSCRIPTION AGREEMENT

___________ Original Application                    Enrollment Date: ___________

___________ Change in Payroll Deduction Rate

___________ Change of Beneficiary(ies)

1. hereby elects to participate in the CardioThoracic Systems, Inc. 1998 Employee Stock Purchase Plan (the "Employee Stock Purchase Plan") and subscribes to purchase shares of the Company's Common Stock in accordance with this Subscription Agreement and the Employee Stock Purchase Plan.

2. I hereby authorize payroll deductions from each paycheck in the amount of ___% of my Compensation on each payday (from 1% to 10%) during the Offering Period in accordance with the Employee Stock Purchase Plan. (Please note that no fractional percentages are permitted.)

3. I understand that said payroll deductions shall be accumulated for the purchase of shares of Common Stock at the applicable Purchase Price determined in accordance with the Employee Stock Purchase Plan. I understand that if I do not withdraw from an Offering Period, any accumulated payroll deductions will be used to automatically exercise my option.

4. I have received a copy of the complete Employee Stock Purchase Plan. I understand that my participation in the Employee Stock Purchase Plan is in all respects subject to the terms of the Plan. I understand that my ability to exercise the option under this Subscription Agreement is subject to stockholder approval of the Employee Stock Purchase Plan.

5. Shares purchased for me under the Employee Stock Purchase Plan should be issued in the name(s) of Employee, Employee and Spouse, or a Trust (as defined in Section 13(c) of the Employee Stock Purchase Plan) only:
    _________________________. In the event the shares purchased under the Employee Stock Purchase Plan are issued in the name of a Trust, I acknowledge and agree and such transaction shall be deemed for tax purposes a purchase of the shares of Common Stock by me, and a subsequent transfer of the shares of Common Stock by me to the Trust.

6. I understand that if I dispose of any shares received by me pursuant to the Plan within 2 years after the Enrollment Date (the first day of the Offering Period during which I purchased such shares) or one year after the Exercise Date, I will be treated for federal income tax purposes as having received ordinary income at the time of such disposition in an amount equal to the excess of the fair market value of the shares at the time such shares were purchased by me over the price which I paid for the shares. I HEREBY AGREE TO NOTIFY THE COMPANY IN WRITING WITHIN 30 DAYS AFTER THE DATE OF ANY DISPOSITION OF MY SHARES AND I WILL MAKE ADEQUATE PROVISION FOR FEDERAL, STATE OR OTHER TAX WITHHOLDING OBLIGATIONS, IF ANY, WHICH ARISE UPON THE DISPOSITION OF THE COMMON STOCK. The Company may, but will not be obligated to, withhold from my compensation the amount necessary to meet any applicable withholding obligation including any withholding necessary to make available to the Company any tax deductions or benefits attributable to sale or early disposition of Common Stock by me. If I dispose of such shares at any time after the expiration of the 2-year and 1-year holding periods, I understand that I will be treated for federal income tax purposes as having received income only at the time of such disposition, and that such income will be taxed as ordinary income only to the extent of an amount equal to the lesser of
    (1) the excess of the fair market value of the shares at the time of such disposition over the purchase price which I paid for the shares, or (2) 15% of the fair market value of the shares on the first day of the Offering Period. The remainder of the gain, if any, recognized on such disposition will be taxed as capital gain.

7. I hereby agree to be bound by the terms of the Employee Stock Purchase Plan. The effectiveness of this Subscription Agreement is dependent upon my eligibility to participate in the Employee Stock Purchase Plan.

8. In the event of my death, I hereby designate the following as my beneficiary(ies) to receive all payments and shares due me under the Employee Stock Purchase Plan:


NAME: (Please print)
                     -----------------------------------------------
                           (First)      (Middle)      (Last)


--------------------------------------   ---------------------------------------
Relationship

                                         ---------------------------------------
                                         (Address)

Employee's Social
Security Number:                       -----------------------------------------


Employee's Address:                    -----------------------------------------

                                       -----------------------------------------

                                       -----------------------------------------


I UNDERSTAND THAT THIS SUBSCRIPTION AGREEMENT SHALL REMAIN IN EFFECT THROUGHOUT SUCCESSIVE OFFERING PERIODS UNLESS TERMINATED BY ME.

Dated:
       ----------------------------    -----------------------------------------
                                       Signature of Employee

                                       -----------------------------------------
                                       Spouse's Signature (If beneficiary other than spouse)

                                   EXHIBIT B

                          CARDIOTHORACIC SYSTEMS, INC.

                       1998 EMPLOYEE STOCK PURCHASE PLAN

                              NOTICE OF WITHDRAWAL


    The undersigned participant in the Offering Period of the CardioThoracic Systems, Inc. 1998 Employee Stock Purchase Plan which began on ________________, 19__ (the "Enrollment Date") hereby notifies the Company that he or she hereby withdraws from the Offering Period. He or she hereby directs the Company to pay to the undersigned as promptly as practicable all the payroll deductions credited to his or her account with respect to such Offering Period. The undersigned understands and agrees that his or her option for such Offering Period will be automatically terminated. The undersigned understands further that no further payroll deductions will be made for the purchase of shares in the current Offering Period and the undersigned shall be eligible to participate in succeeding Offering Periods only by delivering to the Company a new Subscription Agreement.


                                          Name and Address of Participant:

                                          --------------------------------------

                                          --------------------------------------

                                          --------------------------------------


                                          Signature:


                                          --------------------------------------

                                          Date:
                                                --------------------------------

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

                          CARDIOTHORACIC SYSTEMS, INC.
        1998 SPECIAL MEETING OF STOCKHOLDERS TO BE HELD OCTOBER 29, 1998

      The undersigned shareholder of CARDIOTHORACIC SYSTEMS, INC., a Delaware corporation, hereby acknowledges receipt of the Notice of Special Meeting of Stockholders and Proxy Statement, each dated September 23, 1998 and hereby appoints Richard M. Ferrari and Steve M. Van Dick and each of them, proxies and attorneys-in-fact, with full power to each of substitution, on behalf and in the name of the undersigned, to represent the undersigned at the 1998 Special Meeting of Stockholders of CARDIOTHORACIC SYSTEMS, INC. to be held on October 29, 1998 at 9:00 a.m. local time, at the Company's principal executive offices at 10600 N. Tantau Ave., Cupertino, California and at any adjournment or adjournments thereof, and to vote all shares of Common Stock which the undersigned would be entitled to vote if then and there personally present, on the matters set forth below:

1. ADOPTION OF THE 1998 EMPLOYEE STOCK PURCHASE PLAN, AND RESERVATION OF 250,000 SHARES OF COMMON STOCK FOR SALE THEREUNDER, AND ANNUAL INCREASE IN THE NUMBER OF SHARES OF COMMON STOCK RESERVED FOR SALE THEREUNDER:

            / /  FOR            / /  AGAINST            / /  ABSTAIN

and, in their discretion, upon such other matter or matters which may properly come before the meeting or any adjournment or adjournments thereof.

      THIS PROXY WILL BE VOTED AS DIRECTED OR, IF NO CONTRARY DIRECTION IS INDICATED, WILL BE VOTED FOR THE ADOPTION OF THE 1998 EMPLOYEE STOCK PURCHASE PLAN AND THE RESERVATION OF 250,000 SHARES OF COMMON STOCK FOR SALE THEREUNDER AND THE ANNUAL INCREASE IN THE NUMBER OF SHARES OF COMMON STOCK RESERVED FOR SALE THEREUNDER, AND AS SAID PROXIES DEEM ADVISABLE ON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE MEETING.

                                              Dated: ____________________ , 1998
                                              __________________________________
                                                          Signature
                                              __________________________________
                                                          Signature

                                              (This Proxy should be marked,
                                              dated and signed by the
                                              shareholder(s) exactly as his or
                                              her name appears hereon, and
                                              returned promptly in the enclosed
                                              envelope. Persons signing in a
                                              fiduciary capacity should so
                                              indicate. If shares are held by
                                              joint tenants or as community
                                              property, both should sign.)